Exhibit 16

WEAVER & MARTIN

February 7, 2006

Office of the Chief Accountant

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

Re: Change in Certifying Accountant

Ladies and Gentlemen:

The firm of Weaver & Martin, LLC was previously principal accountant for American Water Star, Inc. (the "Company") and reported on the financial statements of the Company for the year ended December 31, 2004. On February 1, 2006, we were notified that we were dismissed by the Company as principal accountants. We have read the Company's statements included under Item 4 of its Form 8-K/A dated February 7, 2006, and we agree with such statements except that we cannot confirm or deny that the appointment of L L Bradford & Company LLC was approved by the Audit Committee, or that they were not consulted prior to their appointment as auditors.

                                                                                                                                                            Very truly yours,

                                                                                                                                                            Weaver & Martin LLC.

/s/ Dan L. Weaver

                                                                                                                                                            Dan L. Weaver, C.P.A.

                                                                                                                                                            For the Firm

                                                                                                                                                            Certified Public Accountants & Consultants

411 Valentine, Suite 300
Kansas City, Missouri 64111
Phone: (816) 756-5525
Fax: (816) 756-2252